                                                                     EXHIBIT 1.2

                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                         Dated: January 28, 2002


To:      ABN AMRO Mortgage Corporation

Re: Underwriting Agreement, dated as of January 28, 2002 (the "Underwriting Agreement")

Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell approximately $553,306,309 original principal amount of Multi-Class Mortgage Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of January 1, 2002 among the Company, as depositor, ABN AMRO Mortgage Group, Inc., as servicer and JPMorgan Chase Bank, as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on January 30, 2002. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus and the Prospectus Supplement.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.


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Series Designation:

         ABN AMRO Mortgage Corporation Multi-Class Mortgage Pass-Through Certificates, Series 2002-1

Terms of the Certificates and Underwriting Compensation:

                                  Original Principal or                                   Price to
                Class                Notional Amount*           Certificate Rate           Public
                -----                ----------------           ----------------           ------
                IA-1                     $50,385,597                 6.00%                   **
                IA-2                    $357,702,000                 6.50%                   **
                IA-3                     $32,429,539                  ***                    **
                IA-4                     $32,429,539                  ***                    **
                IA-P                        $154,811                  ****                   **
                 IM                       $6,360,000                 6.50%                   **
                IB-1                      $2,726,000                 6.50%                   **
                IB-2                      $1,818,000                 6.50%                   **
                IIA-1                    $99,708,000                 6.00%                   **
                IIA-P                     $1,115,880                  ****                   **
                IIA-X                     $2,555,419                 6.00%                   **
                 IIM                        $612,000                 6.00%                   **
                IIB-1                       $256,000                 6.00%                   **
                IIB-2                       $153,000                 6.00%                   **
                  R                             $100                 6.50%                   **

-------------------------

* Approximate. Subject in the case of each Class to a permitted variance of plus or minus 5%.

** The Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

***      Adjustable Rates    Initial    Formula          Maximum    Minimum
         ----------------    -------    -------          -------    -------
         Class IA-3          2.70%      LIBOR + 0.85%    8.50%      0.85%
         Class IA-4          5.80%      7.65% - LIBOR    7.65%      0.00%


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****     The Class IA-P and IIA-P Certificates are principal-only certificates and are not entitled to payments of interest.

Certificate Rating:

         AAA on the Class A Certificates by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"). AAA on the Class A Certificates and the Class R Certificate by Fitch, Inc. ("Fitch").

         AA on the Class IM and Class IIM Certificates by Fitch.

         A on the Class IB-1 and Class IIB-1 Certificates by Fitch.

         BBB on the Class IB-2 and Class IIB-2 Certificates by Fitch.

REMIC Election:

         The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests." The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.

Credit Enhancement:

         Senior/Subordinated: Shifting interest.

Cut-off Date:

         The Cut-off Date is January 1, 2002.

Remittance Date:

         The 25th day of each month, or if such 25th day is not a Business Day, the first Business Day immediately following, commencing February 25, 2002.

Purchase Price:

         The purchase price payable by the Underwriter for the Certificates is 98.634% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from January 1, 2002 up to but not including the Closing Date.

Information Provided by Goldman Sachs:

         The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Goldman Sachs on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.


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Underwriting Commission:

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

Closing Date and Location:

         January 30, 2002 at the Chicago, Illinois offices of Mayer, Brown & Platt.


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         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                     GOLDMAN, SACHS & CO.


                                     By:    /s/ Daniel Spears
                                         -------------------------------
                                     Name:   Daniel Spears
                                     Title:  Managing Director



                                     ABN AMRO INCORPORATED



                                     By:    /s/ Maria Fregosi
                                       ----------------------
                                     Name:   Maria Fregosi
                                     Title:  First Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION



By:      /s/ Dan Fischer
    --------------------------------
Name:      Dan Fischer
Title:     Vice President

ABN AMRO NORTH AMERICA, INC.



By:      /s/ Marty Penstein
    --------------------------------
Name:      Marty Penstein
Title:     Executive Vice President


By:      /s/ Thomas Dolan
    --------------------------------
Name:      Thomas Dolan
Title:     Senior Vice President


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                                    EXHIBIT I

                                            Original Principal
Name                                      Amount of Certificates
----                                      ----------------------

Goldman, Sachs & Co.                              $553,420,927

Total                                             $553,420,927            100%
                                                  ============            ====


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